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                                                                     EXHIBIT 5.1

                [Letterhead of Gray Cary Ware & Freidenrich LLP]



February 4, 2000


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        RE:    PICO HOLDINGS, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        As legal counsel to PICO Holdings, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of those shares of the Company's common stock to be issued by the Company upon exercise of rights to purchase shares of the Company's common stock and the sale of shares of the Company's common stock under the additional shares agreement as set forth in the registration statement on form S-3 (the "Registration Statement") to which this opinion is being filed as Exhibit 5.1 (the "Shares").

        We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

        We express no opinion with respect to (i) the availability of equitable remedies, including specific performance or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

        Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and when sold in accordance with the Registration Statement and the subscription agreement or the additional shares agreement, validly authorized, legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                            Respectfully submitted,

                                            /s/  Gray Cary Ware & Freidenrich
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                                            GRAY CARY WARE & FREIDENRICH LLP